Exhibit 99.1

6 Chesterfield Gardens London, England W1J 5BQ www.valaris.com	Press Release

Valaris Announces Board Refreshment Plan, Corporate Governance Enhancements and Progress on Value Creation Initiatives

Appoints Georges Lambert to the Board, Effective Immediately; Three Current Directors to Step Down; Commits to Appoint Second, New Independent Director

Synergy Capture On-Track; Targeting Additional $100 Million of Cost Reductions

London, England, November 12, 2019 … Valaris plc (NYSE: VAL) (“Valaris” or the “Company”) today announced a Board refreshment program, enhancements to the Company’s corporate governance and a new $100 million cost reduction plan.

Carl G. Trowell, Executive Chairman of the Board of Directors, said, “Since the completion of the merger of Rowan and Ensco in April of 2019, the Board has been focused on implementing best-in-class corporate governance practices that align with the execution of Valaris’ long-term strategy, reflecting the input we have received from our broad-based shareholder engagement program and underscoring our commitment to enhancing value for all our investors.”

Board Refreshment Program and Governance Enhancements

The Board has appointed Georges J. Lambert as a new independent director, effective immediately. Additionally, current Valaris directors, C. Christopher Gaut and J. Roderick Clark, are retiring from the Board, effective immediately, and a third director will not stand for re-election at the 2020 Annual General Meeting of Shareholders (“Annual General Meeting”).

Underscoring the Company’s commitment to ongoing refreshment, Valaris has engaged Egon Zehnder, an internationally recognized independent search firm, to assist with the Board’s search for a second new, independent director with significant capital markets experience. With these changes, the Valaris Board will be reduced to 10 directors following the Annual General Meeting. Further, upon the conclusion of Mr. Trowell’s term as Executive Chairman, which expires in October of 2020, the Board will appoint an independent Chairman.

As previously disclosed on the Company’s third quarter earnings call, the Board has formed a Finance Committee to assist in its oversight of the Company’s capital structure and financial strategies. Mr. Lambert will become a member of the Finance Committee in conjunction with his appointment to the Board.

Prior to his appointment to the Board, Mr. Lambert spent more than 20 years as an investment professional. Most recently, he was a Partner and Senior Vice President for The Capital Group, where he served in various capacities as a portfolio manager and equity analyst across multiple sectors including energy services and shipping. In addition, Mr. Lambert has significant corporate governance experience having been the investment representative for Capital International’s governance and stewardship engagements for several years.

William E. Albrecht, Independent Lead Director of the Board, said, “We are pleased to immediately add Georges to the Valaris Board. He brings a unique shareholder perspective from his tenure at The Capital Group, as well as deep corporate governance expertise. I would also like to express our sincere gratitude to Cris and Rod for their many valuable contributions, both before and after the completion of the merger.”

Synergy Realization and Further Cost Reductions

In addition to the Company’s focus on proactive balance sheet management and winning new contracts for its rig fleet, Valaris has made significant progress on its integration. As of September 30, 2019, the Company reached annualized run rate synergies of approximately $115 million and is on-track to realize its previously announced target of $165 million by the end of 2020.

In addition, Valaris today announced that it is targeting at least $100 million of incremental annual operating cost savings, which are expected to benefit the Company’s annual free cash flow by reducing operating expenses.

Thomas Burke, President and Chief Executive Officer, said, “The synergies we have achieved to date have come primarily from onshore corporate and operations support. Recently, we have expanded our focus to optimizing all areas of cost within the business. Accordingly, while we continue to realize the benefits of the merger, we are focused on achieving even greater efficiencies across our operations and expect to provide more details on these cost savings initiatives before the end of the year. In the interim, we will continue to leverage our scale to create additional value, while also maintaining our focus on operational excellence.

“Valaris remains uniquely well positioned amongst its peers for the anticipated market recovery. Our Board and management fully recognize the continued pressures in the current market environment and remain focused on the delivery of both merger and additional cost savings, as well as optimizing our capital structure. We will continue to take actions to maintain our position as the leading offshore driller.”

Engagement with Luminus Management

Over the past several months, Valaris has been engaged in discussions with representatives of Luminus Management, LLC ("Luminus") regarding, among other things, Luminus' views on return of capital and Board composition. In connection with such discussions, on September 5, 2019 the Company and Luminus entered into an agreement (the "Agreement") whereby the Company and Luminus each agreed to certain restrictions on their activities while the parties worked to negotiate a longer term settlement agreement.

The parties were unable to reach a mutually satisfactory agreement and the restrictions under the Agreement expired on November 11, 2019, subject to certain agreed upon restrictions which survive for an additional 15 business days. While the parties were unable to reach a formal agreement, the Board and executive team remain committed to engaging with shareholders to identify and execute on opportunities to drive value. The Company looks forward to continued constructive dialogue with Luminus and its broader shareholder base.

About Valaris plc

Valaris plc (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. With an unwavering commitment to safety and operational excellence, and a focus on technology and innovation, Valaris was rated first in total customer satisfaction in the latest independent survey by EnergyPoint Research - the ninth consecutive year that the Company has earned this distinction. Valaris plc is an English limited company (England No. 7023598) with its corporate headquarters located at 6 Chesterfield Gardens, London W1J 5BQ. To learn more, visit our website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements involving synergies and future cost savings; anticipated benefits, opportunities and effects of the merger between Ensco and Rowan; expected financial performance; optimization of capital structure; and general market, business and industry conditions, trends and outlook. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including actions by regulatory authorities, rating agencies or other third parties; actions by our security holders; costs and difficulties related to the integration of Ensco and Rowan and the related impact on our financial results and performance; our ability to repay debt and the timing thereof; availability and terms of any financing; commodity price fluctuations, customer demand, new rig supply, downtime and other risks associated with offshore rig operations, relocations, severe weather or hurricanes; changes in worldwide rig supply and demand, competition and technology; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties; terrorism, piracy and military action; risks inherent to shipyard rig construction, repair, maintenance or enhancement; possible cancellation, suspension or termination of drilling contracts as a result of mechanical difficulties, performance, customer finances, the decline or the perceived risk of a further decline in oil and/or natural gas prices, or other reasons, including terminations for convenience (without cause); our ability to enter into, and the terms of, future drilling contracts; any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; debt restrictions that may limit our liquidity and flexibility; and cybersecurity risks and threats. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, as updated in our subsequent quarterly reports on Form 10-Q, which are available on the SEC's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by law.

Important Additional Information and Where to Find It

If Luminus Management, LLC or one of its affiliates, and/or one or more other shareholders collectively owning 5% or more of the Company’s outstanding shares, requisitions a general meeting of shareholders (the “General Meeting”), the Company will file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies for such General Meeting, together with a WHITE proxy card. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the General Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://www.valaris.com/investors/financials/sec-filings/default.aspx) or by contacting Investor Relations by phone at +1-713-789-1400, by email at ir.hdqrs@valaris.com or by mail at Valaris plc, Attention: Investor Relations, 5847 San Felipe, Suite 3300, Houston, Texas 77057.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the General Meeting. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the General Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2019 annual general meeting of shareholders (the “2019 Proxy Statement”), filed with the SEC on March 29, 2019. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2019 Proxy Statement, such information has been or will be reflected on statements of changes in beneficial ownership on Forms 4 and 5 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Investor & Media Contacts:

Nick Georgas

Senior Director – Investor Relations and Communications

+1-713-430-4607

Tim Richardson

Manager – Investor Relations

+1-713-430-4490